Exhibit 99.1

AMERICAN COMMERCIAL LINES INC.	Contact: Christopher A. Black
Sr. Vice President, Chief Financial
Officer (812) 288-1836
FOR IMMEDIATE RELEASE
American Commercial Lines Inc.
Third Quarter Earnings Release
Jeffersonville, Indiana (DATE) — American Commercial Lines Inc. (NASDAQ:ACLI) (“Company” or “ACL”) announced today results for the three and nine month periods ended September 30, 2005. The results are the first reported since the company completed its Initial Public Offering (IPO) earlier this month. Revenue for the quarter was $175.9 million compared to $158.7 million for the same period last year. Net income for the quarter was $3.5 million or $0.15 per diluted share, compared to a net loss of $(1.5) million for the third quarter last year. For the nine months ended September 30, 2005, revenue was $505.2 million compared to $452.0 million for the same period last year. Net income for the nine months year to date totaled $3.2 million or $0.14 per diluted share, compared to a net loss of $(73.9) million for the same period last year. The loss during the nine months ended September 30, 2004 included $(51.2) million of reorganization charges.
Earnings before interest, taxes and depreciation (EBITDA) for the third quarter was $26.1 million compared to $25.0 million during the third quarter last year and was $68.0 million for the nine months year to date compared to $46.5 million during the same period last year. The attachment to this earnings release reconciles net income to EBITDA.
Commenting on the quarter, Mark R. Holden, President and Chief Executive Officer, stated: “We are pleased with the third quarter results and where the company is positioned today. Upon the closing of the IPO, the Company is now able to concentrate on its future and achieving its potential. We are very focused on execution and profitability. Our barge transportation business has performed well during some very difficult conditions over the past few years and is now positioned to capitalize on this performance. Our barge manufacturing business is in the early stages of a very strong barge replacement cycle. The organization is energized and better understands the need to not only provide quality goods and services but to also make money along the way.”
ACL will conduct a conference call to review and discuss its third quarter financial results on Tuesday, November 1, 2005, at 9:00 a.m. Eastern time. The phone number to access the conference call is Domestic (866) 770-7146; International (617) 213-8068; and the Participant Passcode is 75591175. The call may also be accessed live on the Company’s internet website at www.aclines.com. For those unable to participate in the live call or webcast, the ACL Conference Call will be archived at http://www.aclines.com within three hours of the conclusion of the live call and will remain available through February 1, 2006.
Please refer to ACL’s website for additional financial information including operating results by business segment and selected financial and non-financial data.
          American Commercial Lines Inc., headquartered in Jeffersonville, Indiana is an integrated marine transportation and service company operating in the United States Jones Act trades, with revenues of more than $600 million and approximately 2,600 employees. For more information about ACL generally, visit www.aclines.com.
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Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to risks, uncertainty and changes in circumstance. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements and that should be considered in evaluating the outlook of American Commercial Lines Inc. include, without limitation, increased competition, reliance on certain customers and corporate partnerships, shortages and costs of raw materials, continued improvements in our manufacturing capacity and cost containment, and dependence on industry trends. These and other risks and uncertainties are detailed from time to time in American Commercial Lines Inc.’s and its subsidiaries’ filings with the SEC, including the Prospectus filed on October 7, 2005 by American Commercial Lines Inc. with the SEC. American Commercial Lines Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except shares and per share amounts)

	Reorganized	Predecessor	Reorganized	Predecessor
	Company	Company	Company	Company
	Quarter ended	Quarter ended	Nine Months Ended	Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)

REVENUE	$175,854	$158,716	$505,162	$452,036

OPERATING EXPENSE
Materials, Supplies and Other	66,622	64,718	193,504	197,302
Rent	5,571	5,711	16,186	17,923
Labor and Fringe Benefits	29,144	29,323	93,248	87,275
Fuel	31,425	22,254	87,602	62,788
Depreciation and Amortization	12,233	13,047	36,735	40,422
Taxes, Other Than Income Taxes	4,045	4,660	12,970	14,750
Selling, General & Administrative	12,808	8,518	38,767	27,992

Total Operating Expenses	161,848	148,231	479,012	448,452

OPERATING INCOME	14,006	10,485	26,150	3,584

OTHER EXPENSE (INCOME)
Interest Expense	7,868	9,508	25,622	28,956
Other, Net	(57)	(1,581)	(5,773)	(3,308)

Total Other Expenses	7,811	7,927	19,849	25,648

INCOME (LOSS) BEFORE INCOME TAXES AND REORGANIZATION ITEMS	6,195	2,558	6,301	(22,064)

REORGANIZATION ITEMS	—	3,826	—	51,220

INCOME (LOSS) BEFORE INCOME TAXES	6,195	(1,268)	6,301	(73,284)

INCOME TAXES	2,689	263	3,090	577

NET INCOME (LOSS)	$3,506	$(1,531)	$3,211	$(73,861)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	23,241,716	NA	22,321,513	NA
FULLY DILUTED	23,732,527	NA	22,704,059	NA

EARNINGS PER SHARE:
BASIC	$0.15	NA	$0.14	NA
FULLY DILUTED	$0.15	NA	$0.14	NA

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	Reorganized Company
	September 30,	December 31,
	2005	2004
	(Unaudited)
	(Dollars in Thousands)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$7,728	$46,645
Cash, Restricted	10,330	9,182
Accounts Receivable, Net	92,532	77,997
Materials and Supplies	66,375	46,357
Deferred Tax Asset	6,062	3,916
Other Current Assets	19,706	21,589

Total Current Assets	202,733	205,686

PROPERTIES-NET	418,156	436,682
PENSION ASSET	16,438	15,638
INVESTMENT IN EQUITY INVESTEES	4,744	4,396
DEFERRED TAX ASSET	19,005	17,791
OTHER ASSETS	14,850	5,275

Total Assets	$675,926	$685,468

LIABILITIES

CURRENT LIABILITIES
Accounts Payable	$26,091	$25,461
Accrued Payroll and Fringe Benefits	19,895	16,745
Deferred Revenue	16,118	13,760
Accrued Claims and Insurance Premiums	8,060	13,127
Accrued Interest	3,714	1,273
Current Portion of Long-Term Debt	2,887	2,887
Accrued Reorganization Claims and Fees	2,615	15,603
Other Liabilities	34,422	24,940

Total Current Liabilities	113,802	113,796

LONG TERM DEBT	390,645	403,546
PENSION LIABILITY	24,621	22,120
DEFERRED TAX LIABILITY	25,582	26,787
OTHER LONG TERM LIABILITIES	15,971	19,121

Total Liabilities	570,621	585,370

STOCKHOLDERS’ EQUITY

Common stock; authorized 125,000,000 at par value $.01; 23,241,716 shares issued and outstanding	232	—
Other Capital	105,768	100,098
Unearned Compensation	(3,906)	—
Retained Earnings	3,211	—

Total Stockholders’ Equity	105,305	100,098

Total Liabilities and Stockholders’ Equity	$675,926	$685,468

AMERICAN COMMERCIAL LINES INC.
NET INCOME TO EBITDA RECONCILIATION
(Dollars in thousands except where noted)

	Reorganized	Predecessor	Reorganized	Predecessor
	Company	Company	Company	Company
	Quarter ended	Quarter ended	Nine Months Ended	Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
CONSOLIDATED NET INCOME (LOSS)	$3,506	$(1,531)	$3,211	$(73,861)
Interest Income	(195)	(134)	(653)	(778)
Interest Expense	7,868	9,508	25,622	28,956
Depreciation and Amortization	12,233	13,047	36,735	40,422
Taxes	2,689	263	3,090	577
Adjustments:
Reorganization Items	—	3,826	—	51,220

CONSOLIDATED EBITDA	$26,101	$24,979	$68,005	$46,536

MANUFACTURING NET INCOME	$1,329	$1,229	$3,064	$1,144
Interest Income	—	—	—	—
Interest Expense	—	120	—	352
Depreciation and Amortization	460	754	1,341	2,293
Taxes	—	—	—	—

MANUFACTURING EBITDA EXTERNAL	$1,789	$2,103	$4,405	$3,789
Adjustments:
Intersegment Profit	1,455	—	1,478	—

MANUFACTURING EBITDA TOTAL	$3,244	$2,103	$5,883	$3,789

INTERNATIONAL BARGING NET INCOME (LOSS)	$1,759	$4,134	$(613)	$(35,292)
Interest Income	(121)	(110)	(379)	(715)
Interest Expense	—	—	—	2,319
Depreciation and Amortization	399	365	1,210	1,743
Taxes	641	262	784	574
Adjustments:
Reorganization Items	—	—	—	35,186

INTERNATIONAL BARGING EBITDA	$2,678	$4,651	$1,002	$3,815